EXHIBIT 10.1

PROMISSORY NOTE

$1,700,000	October 24, 2006

FOR VALUE RECEIVED, the undersigned, iSecureTrac Corp. (“iSecureTrac”), a Delaware corporation (herein called “Maker”), whose address is 5078 S. 111th Street, Omaha, NE, 68137, hereby promises to pay to the order of Consolidated Investment Services, Inc., a Nevada corporation (herein sometimes called “Payee”), the principal sum of One Million Seven Hundred Thousand Dollars ($1,700,000), or so much thereof from time to time outstanding as shall be advanced, with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided in lawful money of the United States of America at the offices of Payee at c/o Midland National Life Insurance Company, One Midland Plaza, Sioux Falls, South Dakota 57193, or at such other place as from time to time may be designated by the holder of this Note or in such other form as Payee may designate or consent.

As herein provided the unpaid Principal Amount of this Note (or portions thereof) from time to time outstanding shall bear interest prior to maturity at the Applicable Rate, provided that in no event shall the Applicable Rate exceed the Maximum Rate.

As used in this Note, the following terms shall have the meanings indicated opposite them:

“Applicable Rate.” The Applicable Rate shall be Seven Percent (7%) per annum.

“Default Rate.” The Default Rate shall be the Maximum Rate.

“Loan.” The $1,700,000 loan to be made to Maker by Payee which is evidenced hereby.

“Maturity Date.” The earlier of (i) January 1, 2008 or (ii) the first date on which Maker issues equity securities or arranges for additional indebtedness (other than trade indebtedness incurred in the ordinary course of its business) in a transaction or series of transactions which generates aggregate net proceeds to the Maker of not less than $1,700,000.

“Maximum Rate.” The maximum interest rate permitted under applicable law.

“Principal Amount.” That portion of the Loan evidenced hereby as is from time to time outstanding.
Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty upon written notice thereof given to Payee at least five (5) days prior to the date to be fixed therein for prepayment, and upon the payment of all accrued interest on the amount prepaid (and any interest which has accrued at the Applicable Rate, if applicable, and other sums that may be payable hereunder) to the date so fixed.

The Principal Amount and accrued interest shall be due and payable on the Maturity Date.

Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note and upon notice to the Maker at any time after the occurrence of a default hereunder, from and after such notice and during the continuance of such default, the unpaid principal of this Note from time to time outstanding and all past due interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.

All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month. The Maker shall make each payment which it owes hereunder not later than twelve o’clock, noon, Sioux Falls, South Dakota, time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds. Any payment received by the Payee after such time will be deemed to have been made on the next following business day. As used herein, the term “business day” shall mean a day on which commercial banks are open for business with the public in Sioux Falls, South Dakota.

Payee and Maker intend in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the Principal Amount is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, the Payee or other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of the Payee or other holder of this Note, be either immediately returned to Maker or credited against the Principal Amount, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, Maker acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that the Loan is in fact usurious, it will give the Payee or other holder of this Note notice of such condition and Maker agrees that the Payee or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the state of South Dakota or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the Payee or other holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees.

Maker and all endorsers, guarantors and sureties of this Note and all other persons obligated or to become obligated on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

THIS NOTE AND THE PARTIES’ RIGHTS AND OBLIGATIONS HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF SOUTH DAKOTA (WITHOUT GIVING EFFECT TO SOUTH DAKOTA’S PRINCIPLES OF CONFLICTS OF LAW) AND THE LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SOUTH DAKOTA OR FEDERAL COURT SITTING IN SIOUX FALLS, SOUTH DAKOTA OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SOUTH DAKOTA OR FEDERAL COURT SITTING IN SIOUX FALLS, SOUTH DAKOTA (OR SUCH OTHER COUNTY IN SOUTH DAKOTA) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS OF MAKER CONTAINED HEREIN, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

MAKER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE HOLDER OF THIS NOTE IN CONNECTION WITH THE LOAN, ANY AND EVERY RIGHT IT MAY HAVE TO (I) INJUNCTIVE RELIEF, (II) A TRIAL BY JURY, (III) INTERPOSE ANY COUNTERCLAIM THEREIN (OTHER THAN A COMPULSORY COUNTERCLAIM), AND (IV) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. Nothing herein contained shall prevent or prohibit Maker from instituting or maintaining a separate action against the holder of this Note with respect to any asserted claim.

Signed as of the 24th day of October, 2006.

MAKER:

ISECURETRAC CORP., a Delaware corporation

By: /s/ Peter A. Michel
Name: Peter A. Michel
Its: President & CEO
Federal ID #: 87-0347787

PAYEE:

CONSOLIDATED INVESTMENT SERVICES, INC., a Nevada corporation

By: /s/ Heather Kreager
Name: Heather Kreager
Its: Vice President
Federal ID #: 88-0214301